UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 9, 2009
Coeur d’Alene Mines Corporation
(Exact name of registrant as specified in its charter)
IDAHO
(State or other jurisdiction
of incorporation or organization)
1-8641
(Commission File Number)
82-0109423
(IRS Employer Identification No.)
505 Front Ave., P.O. Box “I”
Coeur d’Alene, Idaho, 83816
(Address of Principal Executive Offices)
(208) 667-3511
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
SIGNATURE

Item 3.02. Unregistered Sales of Equity Securities.
     This Current Report on Form 8-K amends the Current Report on Form 8-K, dated June 9, 2009 (the “Original 8-K”), filed by Coeur d’Alene Mines Corporation (the “Company”). In the Original 8-K, the Company disclosed that pursuant to privately-negotiated agreements (the “Prior Agreements”) it had agreed with certain holders (the “Holders”) to exchange $15,916,000 aggregate principal amount of the Company’s 1.25% Convertible Senior Notes due 2024 (the “2024 Notes”) and $17,475,000 of the Company’s 3.25% Convertible Senior Notes due 2028 (the “2028 Notes” and, with the 2024 Notes, the “Notes”) for a number of shares of its common stock, par value $0.01 (the “Common Stock”), calculated pursuant to a formula set forth in the Original 8-K.
     On June 18, 2009, the Prior Agreements were rescinded pursuant to their terms. No shares of Common Stock were issued in connection with the Prior Agreements, and no Notes were delivered to the Company by the Holders. On June 22, 2009, the Company entered into new privately-negotiated agreements with the Holders pursuant to which the Company expects to issue an aggregate of [1,806,215] shares (the “Shares”) of Common Stock to the Holders in the following manner:
•	on or about June 22, 2009, the Company expects to issue [326,120] shares of Common Stock, in exchange for $[2,000,000] aggregate principal amount of 2024 Notes and $[2,146,000] aggregate principal amount of 2028 Notes;

•	on or about June 24, 2009, the Company expects to issue approximately 343,628 shares of Common Stock, in exchange for an aggregate principal amount of the 2024 Notes equal to (a) such number of Shares, multiplied by (b) the ratio of (i) $1,000 to (ii) $1,000 plus the accrued and unpaid interest on $1,000 aggregate principal amount of 2024 Notes through June 22, 2009, multiplied by (c) 97% of the average of the volume-weighted average price of the Common Stock for June 22, 2009 and June 23, 2009, divided by (d) 89.75%.

•	on or about June 29, 2009, the Company expects to issue approximately 512,206 shares of Common Stock, in exchange for an aggregate principal amount of the 2024 Notes equal to (a) such number of Shares, multiplied by (b) the ratio of (i) $1,000 to (ii) $1,000 plus the accrued and unpaid interest on $1,000 aggregate principal amount of 2024 Notes through June 22, 2009, multiplied by (c) 97% of the average of the volume-weighted average price of the Common Stock for June 24, 2009, June 25, 2009 and June 26, 2009, divided by (d) 89.75%.

•	on or about July 1, 2009, the Company expects to issue approximately 381,837 shares of Common Stock, in exchange for an aggregate principal amount of the 2024 Notes equal to (a) such number of Shares, multiplied by (b) the ratio of (i) $1,000 to (ii) $1,000 plus the accrued and unpaid interest on $1,000 aggregate principal amount of 2024 Notes through June 22, 2009, multiplied

2

by (c) 97% of the average of the volume-weighted average price of the Common Stock for June 29, 2009 and June 30, 2009, divided by (d) 89.75%.
•	on or about July 2, 2009, the Company expects to issue approximately 240,434 shares of Common Stock, in exchange for an aggregate principal amount of the 2024 Notes equal to (a) such number of Shares, multiplied by (b) the ratio of (i) $1,000 to (ii) $1,000 plus the accrued and unpaid interest on $1,000 aggregate principal amount of 2024 Notes through June 22, 2009, multiplied by (c) 97% of the volume-weighted average price of the Common Stock for June 29, 2009, divided by (d) 89.75%.
     The Company will issue the Shares pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.
     Also on June 9, 2009, the Company disclosed in the Original 8-K that pursuant to a privately-negotiated agreement dated June 8, 2009, the Company had agreed to exchange $9,000,000 of its 3.25% Convertible Senior Notes due 2028 for shares of its Common Stock. In connection with that agreement and pursuant to the formula disclosed in the Original 8-K, the Company issued an aggregate of 509,305 shares of Common Stock on June 22, 2009. The Company issued these shares pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

3

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Coeur d’Alene Mines Corporation

Date: June 22, 2009	By:	/s/ Mitchell J. Krebs
		Name:	Mitchell J. Krebs
		Title:	Chief Financial Officer

4